Exhibit 10.2

Execution Version

AMENDMENT NO. 4

TO

TERM LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 4 TO TERM LOAN AND SECURITY AGREEMENT (this “Fourth Amendment”), dated effective as of July 25, 2018, is entered into among SAExploration Holdings, Inc., a Delaware corporation (“Borrower”), the Guarantors party hereto, the Lenders party hereto (the “Lenders”), and Delaware Trust Company, as Administrative Agent and Collateral Agent (in such capacities, the “Agent”), and amends the Term Loan and Security Agreement dated as of June 29, 2016 (as amended by Amendment No. 1, dated as of October 24, 2016, Amendment No. 2, dated as of September 8, 2017, and Amendment No. 3, dated as of February 28, 2018, as so amended, the “Term Loan Agreement”), entered into among the Borrower, Guarantors, Lenders party thereto, and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Term Loan Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders agree to amend the Term Loan Agreement to effect the changes described below in Section 1;

WHEREAS, each Lender party hereto (which collectively constitute the Required Lenders) desires to amend the Term Loan Agreement to effect the changes and other provisions described below, in each case, on the terms and conditions described herein; and

WHEREAS, Section 15.1 of the Term Loan Agreement provides that the Term Loan Agreement may be amended, modified and waived from time to time in accordance with the terms thereof.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

1.    Amendments.

(a)    Schedule 1.1 of the Term Loan Agreement is hereby amended by adding the following defined terms in correct alphabetical order:

“Asset Purchase Agreement” means that certain asset purchase agreement, dated as of June 26, 2018 by and among Geokinetics Inc., Geokinetics Holdings USA, Inc., Geokinetics Processing, Inc., Geokinetics USA, Inc., Advanced Seismic Technology, Inc., Geokinetics International Holdings, Inc., Geokinetics International, Inc., Geokinetics (Australasia) Pty. LTD., and Geokinetics Exploration, Inc., as the sellers and SAExploration, Inc. (or its assignee), as buyer.

“Closing Date Acquisition Obligations” means the “Obligations” as defined in the Closing Date Loan Agreement, as in effect on the date hereof.

“Closing Date Loan Agreement” means the Purchase Money Loan and Security Agreement, dated as July 25, 2018, by and between SAExploration Acquisitions (U.S.), LLC, a Delaware limited liability company, Cantor Fitzgerald Securities, as agent, the guarantors from time to time party thereto, and the lenders party thereto from time to time.

“Convertible Notes” means the 6.00% Convertible Notes due 2022 to be issued by Borrower (on or prior to October 25, 2018) pursuant to the Convertible Notes Indenture in the aggregate principal amount not to exceed $50,000,000.00.

“Convertible Notes Documents” means the Convertible Notes Indenture, the Convertible Notes and any other instrument or agreement entered into, now or in the future, by any Loan Party or any of its Subsidiaries or the trustee of the Convertible Notes Indenture in connection with the Convertible Notes Indenture in each case, in form and substance reasonably satisfactory to the Required Lenders.

“Convertible Notes Indenture” means an indenture pursuant to which the Convertible Notes are issued.

“Convertible Notes Noteholders” means the holders of the Convertible Notes.

“Convertible Notes Trustee” means the trustee and collateral agent under the Convertible Notes Indenture.

“Excluded Subsidiary” means SAExploration Acquisitions (U.S.), LLC, a Delaware limited liability company, and each Subsidiary thereof; provided, that to constitute an Excluded Subsidiary, such Excluded Subsidiary shall not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Borrower or any other Subsidiary of the Borrower (other than an Excluded Subsidiary), (ii) the Excluded Subsidiary and its Subsidiaries do not have and do not thereafter incur any Indebtedness pursuant to which the lender thereof has recourse to any of the assets of the Borrower or any of its Subsidiaries (other than another Excluded Subsidiary) and (iii) the Excluded Subsidiaries shall not incur or otherwise be liable for any Indebtedness for borrowed money other than the Closing Date Acquisition Obligations and the Indebtedness described in clause (d) of “Permitted Indebtedness” as defined in the Closing Date Loan Agreement on the Fourth Amendment Effective Date.

“Fourth Amendment” means Amendment No. 4 to the Term Loan and Security Agreement, dated as of the Fourth Amendment Effective Date, among the Borrower, the Guarantors party thereto, the Lenders party thereto, and the Agent.

“Fourth Amendment Effective Date” means July 25, 2018, subject to the satisfaction of the conditions to effectiveness set forth in paragraph 2 of the Fourth Amendment.

“Geokinetics Acquisition” means the acquisition to be consummated in accordance with the Asset Purchase Agreement.

“Preferred Stock Conversion Transaction” means the conversion of the Borrower’s 8.0% Cumulative Perpetual Series A Preferred Stock to common stock of Borrower, the issuance of the Borrower’s common stock in respect thereof and the reduction in the number of Borrower’s shares effected through a reverse stock split.

(b)    The definition of “Disposition” in Schedule 1.1 of the Term Loan Agreement shall be amended by (x) replacing the word “and” before clause (ii) with “,” and (y) inserting the following clause at the end of the definition: “ and (iii) a sale or transfer of the Stock or Stock equivalents owned but not issued by an Excluded Subsidiary to another Excluded Subsidiary permitted hereunder).”

(c)    Subsection (i) under the definition of “Excluded Property” in Schedule 1.1 of the Term Loan Agreement shall be amended by inserting the following clause at the end of subsection (i): “(provided that, for the avoidance of doubt, no such Collateral shall be released in accordance with a sale or disposition from a Loan Party to a Loan Party).”

(d)    Subsection (j) under the definition of “Excluded Property” in Schedule 1.1 of the Term Loan Agreement shall be replaced in its entirety and replaced with the following: “all assets of each Excluded Subsidiary, which for the avoidance of doubt shall not include the Capital Stock issued by SAExploration Acquisitions (U.S.), LLC.”

(e)    The definition of “Existing Noteholder Obligations” in Schedule 1.1 of the Term Loan Agreement shall be deleted in its entirety.

(f)    The definition of “Guarantors” in Schedule 1.1 of the Term Loan Agreement shall be amended by inserting the following clause at the end of the definition: “provided, however, that no Excluded Subsidiary shall be required to be a Guarantor.”

(g)    The definition of “Indebtedness” in Schedule 1.1 of the Term Loan Agreement shall be amended by replacing the words “Existing Notes Documents” with “Convertible Notes Documents.”

(h)    The definition of “Net Proceeds” in Schedule 1.1 of the Term Loan Agreement shall be amended by deleting the “and” before clause (b) and inserting the following as clause (c):

“and (c) in the case of the issuance of the Convertible Notes, the proceeds from such issuance net of any fees, costs and expenses incurred by the issuer of the Convertible Notes in connection with the documentation thereof.”

(i)    The definition of “Investment Related Property” in Schedule 1.1 of the Term Loan Agreement shall be replaced in its entirety with the following:

“Investment Related Property” means (i) any and all investment property (as that term is defined in the Code), and (ii) all other Equity Interests (whether or not classified as investment property under the Code) (including Equity Interests in any Excluded Subsidiary held by a Loan Party).

(j)    The definition of “Permitted Affiliate Transactions” in Schedule 1.1 of the Term Loan Agreement shall be amended by (w) deleting the words “so long as no Event of Default has occurred and is continuing,” from clause (d), (x) adding the parenthetical “(other than an Excluded Subsidiary)” between “Subsidiaries,” and “other,” in clause (d), (y) deleting “and” at the end of clause (h) and (z) inserting the following:

“(j) Preferred Stock Conversion Transaction; and

(k) issuance of the Convertible Notes pursuant to the Convertible Notes Indenture.”

(k)    The definition of “Permitted Indebtedness” in Schedule 1.1 of the Term Loan Agreement shall be amended by (x) replacing subsection (c) in its entirety with “[Reserved]” and (y) inserting the following as subsection (t):

“Indebtedness evidenced by the Convertible Notes, provided that (i) such Convertible Notes and the Convertible Note Indenture are each in form and substance reasonably acceptable to the Required Lenders and (ii) the Intercreditor Agreement has been amended or amended and restated in a manner satisfactory to the Agent and Required Lenders to subordinate the Liens securing the Indebtedness evidenced by the Convertible Notes to the Liens securing the Obligations.”

(l)    The definition of “Permitted Investments” in Schedule 1.1 of the Term Loan Agreement shall be amended by inserting the following as subsection (k):

“Investments in an Excluded Subsidiary solely to the extent constituting (i) (x) an assignment of the Asset Purchase Agreement or (y) the assets acquired, or the right to acquire the assets, pursuant to the Geokinetics Acquisition, (ii) cash in an amount equal to the Closing Date Acquisition Obligations outstanding when the Convertible Notes are issued and a portion of the Net Proceeds from such issuance are used to repay such Closing Date Acquisition Obligations, (iii) cash in an amount equal to costs and expenses relating to formation of each Excluded Subsidiary as of the Fourth Amendment Effective Date (iv) the provision of operating and management services in the ordinary course of business, and (v) cash in an amount equal to interest and fees becoming due under the Closing Date Loan Documents.”

(m)    Subsection (h) under the definition of “Permitted Liens” in Schedule 1.1 of the Term Loan Agreement shall be replaced in its entirety and replaced with the following: “Liens securing (x) the Indebtedness described in clause (t) of the definition of Permitted Indebtedness set forth in this Schedule 1.1 and (y) the New Senior Notes and obligations under the New Senior Notes Documents, in each case, subject to the terms of the Intercreditor Agreement.”

(n)    Subsection (t) under the definition of “Permitted Liens” in Schedule 1.1 of the Term Loan Agreement shall be replaced in its entirety and replaced with the following: “Liens on the assets of (i) any Foreign Subsidiary securing Indebtedness of any Foreign Subsidiary to the extent permitted hereunder and (ii) any Excluded Subsidiary securing Indebtedness of any Excluded Subsidiary.”

(o)    Section 2.5(c) of the Term Loan Agreement shall be amended by (x) inserting the words “(other than any Excluded Subsidiary)” between the words “Loan Party” and “shall,” (y) inserting the words “(other than any Excluded Subsidiary)” between the words “Subsidiary” and “in respect thereof” in clause (A), and (z) inserting the words “(other than any Excluded Subsidiary)” between the words “Subsidiary” and “of the Net Proceeds” in clause (B).

(p)    Section 2.5(e) of the Term Loan Agreement shall be amended by (x) inserting the words “(other than any Excluded Subsidiary)” between the words “Loan Party” and “of any payment” and (y) deleting the words “in excess of $15,000,000 (for periods prior to the Second Amendment Effective Date) and no less than one hundred percent (100%) of all such receipts (for periods on or after the Second Amendment Effective Date).”

(q)    Section 3.1 of the Term Loan Agreement shall be amended by (x) inserting the words “from time to time” between the words “may have” and “against any Person” and (y) replacing the words “this Agreement” with “the Collateral” in the last sentence of Section 3.1.

(r)    Section 5 of the Term Loan Agreement shall be amended by inserting the following sentence at the end of Section 5: “For the avoidance of doubt, none of the representations and warranties set forth in Exhibit D shall be made by or on behalf of the Excluded Subsidiaries.”

(s)    The introductory paragraph of Section 6 of the Term Loan Agreement shall be amended by inserting the words “(other than the Excluded Subsidiaries)” between the words “Subsidiaries” and “to comply with.”

(t)    Section 6.6 of the Term Loan Agreement shall be amended by inserting the words “(other than the Excluded Subsidiaries)” between the words “Subsidiaries” and “wherever located.”

(u)    Section 6.11(a)(ii) of the Term Loan Agreement shall be amended by inserting the words “(other than the Excluded Subsidiaries)” between the words “Subsidiaries” and “before any court.”

(v)    Section 6.11(a)(vii) of the Term Loan Agreement shall be amended by (x) inserting “(x)” between the words “any” and “Default or Event of Default”, (y) replacing the words “Existing Notes Documents” with “Convertible Notes Documents (to the extent then in effect)” and (z) adding the words “and (y) violation of the Asset Purchase Agreement” to the end of Section 6.11(vii).

(w)    Section 6.12 of the Term Loan Agreement shall be amended by inserting the words “, owned by any Excluded Subsidiary” between the words “hereunder)” and “or otherwise.”

(x)    Section 6.14 of the Term Loan Agreement shall be amended by inserting the words “(other than the Excluded Subsidiaries)” between the words “Subsidiaries” and “only at the locations.”

(y)    Section 6.16 of the Term Loan Agreement shall be replaced in its entirety with the following:

“Revolving Credit Agreement, New Senior Notes and Convertible Notes. With respect to the Revolving Credit Documents and the Revolving Loan Lender, the New Senior Notes Documents and the New Senior Noteholders, the holders of the Convertible Notes and the Convertible Notes Documents, the Loan Parties shall (a) provide the Agent with copies of any proposed amendments to the Revolving Credit Documents, the New Senior Notes Documents and the Convertible Notes Documents before any such amendments are executed, (b) provide the Agent with copies of any default notices or other material notices or communications received from the Revolving Loan Lender, the New Senior Notes Trustee, the New Senior Noteholders, the Convertible Notes Noteholders, or the Convertible Notes Trustee in connection with the Revolving Credit Documents, the New Senior Notes Documents, or the Convertible Notes Documents, as applicable, and (c) upon knowledge thereof, advise the Agent of any circumstance that Loan Parties anticipate will result in a default or event of default under the Revolving Credit Documents, the New Senior Notes Documents or the Convertible Notes Documents.”

(z)    The following provision shall be added to the Term Loan Agreement as Section 6.18:

“Excluded Subsidiaries. Promptly after payment of the Closing Date Acquisition Obligations in full in cash (other than any unasserted contingent indemnification obligations), the Borrower shall cause the Excluded Subsidiaries to merge into SAExploration, Inc. with SAExploration, Inc. being the surviving entity with respect to such merger.”

(aa)    The introductory paragraph of Section 7 of the Term Loan Agreement shall be amended (x) by inserting the words “in cash” between “Obligations” and (y) “(other than” and inserting the words “(other than the Excluded Subsidiaries unless expressly specified otherwise below)” between the words “Domestic Subsidiaries” and “to do any of the following.”

(bb)    Section 7.2 of the Term Loan Agreement shall be amended by (x) deleting the word “or” before clause (b) and (y) inserting the following clause at the end of Section 7.2: “; (c) Lien on or with respect to any assets of any Loan Party or any of its Subsidiaries (other than Excluded Subsidiaries), of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, in each case, for the benefit of any Excluded Subsidiary or (d) Lien on or with respect to any Excluded Subsidiary’s assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, to secure Indebtedness for borrowed money other than the Closing Date Acquisition Obligations and the Liens described in clause (f) of “Permitted Liens” as defined in the Closing Date Loan Agreement on the Fourth Amendment Effective Date.”

(cc)    Section 7.3(a) of the Term Loan Agreement shall be amended by (x) deleting the word “and” before clause (ii) and (y) inserting the words “and (iii) any merger contemplated in accordance with Section 6.18 hereof” at the end of Section 7.3(a).

(dd)    Section 7.3(d) of the Term Loan Agreement shall be amended by (x) inserting the words “(other than an Excluded Subsidiary)” (x) between the words “direct Subsidiary” and “(ii)” and (y) between the words “United States” and “, or (iii)”.

(ee)    Section 7.7(a) of the Term Loan Agreement shall be amended by inserting the words “the Convertible Notes and” between the words “under” and “the Revolving Credit Documents” in clause (C).

(ff)    Section 7.7(c) of the Term Loan Agreement shall be replaced in its entirety with the following:

“cause or allow Borrower or any of its Subsidiaries (other than any Excluded Subsidiary) to make any payments on account of the Closing Date Acquisition Obligations; provided that, a Permitted Investment by Borrower or any of its Subsidiaries pursuant to clause (k)(ii) of the definition thereof shall not constitute a payment on account of the Closing Date Acquisition Obligations by a Borrower or any of its Subsidiaries (other than any Excluded Subsidiary)”;

(gg)    Section 7.7(d) of the Term Loan Agreement shall be replaced in its entirety with the following:

“make any payments on the obligations under the New Senior Notes Documents or Convertible Notes Documents other than (i) payments of regularly scheduled interest or any “Additional Interest” due thereunder to the extent permitted by the Intercreditor Agreement and (ii) in the case of the Convertible Notes, any conversion of the Convertible Notes to Equity Interests issued by the Borrower.”

(hh)    Section 7.8(a) of the Term Loan Agreement shall be amended by (x) deleting the word “and” before clause (ii) and (y) inserting the words “and (iii) to the extent otherwise permitted under this Section 7.8” at the end of Section 7.8(a).

(ii)    Section 7.8(e) of the Term Loan Agreement shall be amended by replacing the words “Existing Notes Documents” with “Convertible Notes Documents.”

(jj)    Section 7.11(a) of the Term Loan Agreement shall be replaced in its entirety with the following:

“Except for Permitted Investments (which, for the avoidance of doubt, shall not include any Investments in any Excluded Subsidiaries other than as permitted under clause (k) of the definition of Permitted Investments), directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment.”

(kk)    The introductory paragraph of Section 7.17 of the Term Loan Agreement shall be amended by inserting the words “(other than the Excluded Subsidiaries)” between the words “Domestic Subsidiaries” and “to, directly or indirectly.”

(ll)    Section 7.18 of the Term Loan Agreement shall be replaced in its entirety with the following:

“Revolving Credit Documents, Existing Notes Documents, New Senior Notes Documents and Convertible Notes Documents. With respect to the Revolving Credit Documents, the Revolving Loan Lender, the Existing Noteholders, the Existing Notes Documents, the New Senior Notes Documents, the New Senior Noteholders, the Convertible Notes Documents and the Convertible Notes Noteholders, make any payment or perform any act to or for the benefit of the Revolving Loan Lender, Existing Noteholders, the New Senior Noteholders or the Convertible Notes Noteholders, as applicable, that is prohibited by the terms of the Intercreditor Agreement.

(mm)    Section 9.2(a) of the Term Loan Agreement shall be amended by replacing the words “6.8, 6.11, 6.12, 6.13 or 6.14” with “6.8, 6.11, 6.12, 6.13, 6.14 or 6.18.”

(nn)    Section 9.7 of the Term Loan Agreement shall be amended by replacing the words “Existing Notes Documents” with “Convertible Notes Documents” in clause (c).

(oo)    Section 11.3 of the Term Loan Agreement shall be amended by inserting the words “the Asset Purchase Agreement” between the words “Loan Document” and “and the transactions” in clause (b).

(pp)    Section 15.1(a)(iv)(A) of the Term Loan Agreement shall be amended by replacing the parenthetical therein with the following parenthetical: “(including voluntary and mandatory prepayments and, including without limitation, as set forth in Section 2.5 hereof).”

(qq)    Section 18.6 of the Term Loan Agreement shall be amended by inserting the words “(x) an Excluded Subsidiary and (y)” between the words “other than” and “a Foreign Subsidiary Holding Company.”

(rr)    Section 18.8(a) of the Term Loan Agreement shall be amended by (x) deleting the words “the latest of (i)” and replacing the words “(iii) the Maturity Date” with “the termination of all Commitments.”

(ss)    Section 19.11(a) of the Term Loan Agreement shall be amended by (x) deleting the words “(other than transfers or sales to a Loan Party)” and (y) inserting the words “(in each case, other than transfers or sales to a Loan Party)” between the words “Term Credit Agreement” and “; provided, that.”

2.    Conditions to Effectiveness of Amendment. This Fourth Amendment shall become effective (the “Fourth Amendment Effective Date”) as of the date first set forth above upon receipt by the Agent of the following:

(a)    counterparts of this Fourth Amendment duly executed and delivered by the Borrower, the Guarantors, the Agent and Required Lenders;

(b)    payment of (i) all reasonable actual costs, out-of-pocket fees and expenses of the Agent and the Lenders invoiced and owing in connection with this Fourth Amendment or pursuant to the terms of the Term Loan Agreement (including, without limitation, attorneys’ fees and expenses) and (ii) an amendment fee in the amount of $2,500, payable to the Agent for its own account; and

(c)    such other documents, instruments and agreements reasonably deemed necessary or desirable by the Agent or the Required Lenders with respect to the matters contemplated hereby.

3.    Payment of Expenses. The Borrower agrees to reimburse the Agent and the Lenders party hereto for all of their out-of-pocket costs and reasonable expenses (including attorneys’ fees) incurred in connection with this Fourth Amendment.

4.    Consents. Notwithstanding anything in the Loan Documents to the contrary, each Lender party hereto hereby acknowledges and consents to the entry by the Borrower into the Second Amended and Restated Credit and Security Agreement, dated as of the hereof, by and among SAExploration, Inc., the guarantors party thereto, the lenders party thereto and Cantor Fitzgerald Securities, as administrative agent and collateral agent in substantially the form attached hereto.

5.    Representations and Warranties; Survival. Each Loan Party represents and warrants to the Agent and each Lender that as of the Fourth Amendment Effective Date and after giving effect to this Fourth Amendment: (a) each Loan Party party hereto has the power and authority to execute this Fourth Amendment and to perform its obligations under this Fourth Amendment and the Loan Documents as amended hereby, (b) each Loan Party has taken all necessary steps to authorize the execution, delivery and performance of this Fourth Amendment and the Loan Documents, as amended hereby, (c) this Fourth Amendment and the Loan Documents as amended by the Fourth Amendment constitutes the legal, valid and binding obligation of each Loan Party party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (d) no Default or Event of Default shall have occurred and be continuing and (e) all representations and warranties contained in the Loan Documents and in this Fourth Amendment are true and correct in all material respects with the same effect as though made on and as of the date hereof (except to the extent such representations and warranties relate to a specified prior date, then as of such prior date). In addition, each such representation and warranty shall survive the execution and delivery of this Fourth Amendment, and no investigation by the Agent or any Lender shall affect the representations and warranties or the right of the Agent or any Lender to rely upon them.

6.    Reference to and Effect on the Agreement. On and after the Fourth Amendment Effective Date, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Agreement, and each reference in each of the

Loan Documents to “the Agreement,” “thereunder,” “thereof” or words of like import referring to the Agreement, shall mean and be a reference to the Term Loan Agreement, as amended by this Fourth Amendment. The Term Loan Agreement and each of the other Loan Documents, except as specifically amended by this Fourth Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. This Fourth Amendment shall constitute a Loan Document. Without limiting the generality of the foregoing, the Borrower and the Guarantors hereby acknowledge and confirm that all obligations, liabilities and indebtedness of the Loan Parties under the Loan Documents constitute “Obligations” under and as defined in the Term Loan Agreement and are secured by and entitled to the benefits of the Term Loan Agreement and the other Loan Documents and the Loan Parties hereby ratify and confirm the grant of the liens and security interests in the Collateral in favor of the Agent, for the benefit of itself and the Lenders, pursuant to the Term Loan Agreement and the other Loan Documents, as security for the Obligations. The execution, delivery and effectiveness of this Fourth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

7.    Confirmation of Compliance with Section 15.1 of the Agreement. The Borrower and the Lenders party hereto hereby confirm that all of the actions required to be taken by the Lenders and Borrower pursuant to Section 15.1 of the Agreement have been taken in accordance with the provisions of such Section.

8.    Execution in Counterparts. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Fourth Amendment by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.

9.    Direction. Each of the Lenders party hereto (which collectively constitute the Required Lenders) hereby (i) authorizes and directs the Agent to execute and deliver this Fourth Amendment, and (ii) acknowledges and agrees that (x) the foregoing directed action constitutes a direction from the Required Lenders under Section 17 of the Term Loan Agreement, (y) Sections 11.3, 17.3, 17.5, and 19.9 of the Term Loan Agreement and all other rights, protections, privileges, immunities, exculpations, and indemnities afforded to the Agent under the Loan Documents shall apply to any and all actions taken or not taken by the Agent in accordance with such direction, and (z) the Agent may conclusively rely upon (and shall be fully protected in relying upon) the Register in determining such Lender’s ownership of the Advances and unused Commitments on and as of the date hereof. Each undersigned Lender hereby severally represents and warrants to the Agent that, on and as of the date hereof, it is duly authorized to enter into this Fourth Amendment.

10.    Governing Law. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Fourth Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

SAEXPLORATION, INC.

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

OTHER LOAN PARTIES:

SAEXPLORATION HOLDINGS, INC.

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION SUB, INC.

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

NES, LLC

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION SEISMIC SERVICES (US), LLC

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

[Signature Page to Amendment No. 4 to Term Loan and Security Agreement]

THE ADMINISTRATIVE AND COLLATERAL AGENT:

DELAWARE TRUST COMPANY

By:	/s/ Alan R. Halpern
	Name:	Alan R. Halpern
	Title:	Vice President

[Signature Page to Amendment No. 4 to Term Loan and Security Agreement]

THE LENDERS:

WBOX 2015-7 LTD.

By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	Director

[Signature Page to Amendment No. 4 to Term Loan and Security Agreement]

BLUEMOUNTAIN CREDIT ALTERNATIVES
MASTER FUND L.P.

By:	BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ David O’Mara
	Name:	David O’Mara
	Title:	General Counsel

BLUEMOUNTAIN MONTENVERS MASTER
FUND SCA SICAV-SIF.

By:	BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ David O’Mara
	Name:	David O’Mara
	Title:	General Counsel

BLUEMOUNTAIN KICKING HORSE FUND L.P.

By:	BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ David O’Mara
	Name:	David O’Mara
	Title:	General Counsel

BLUEMOUNTAIN GUADALUPE PEAK FUND L.P.

By:	BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ David O’Mara
	Name:	David O’Mara
	Title:	General Counsel

BLUEMOUNTAIN SUMMIT TRADING L.P.

By:	/s/ David O’Mara
	Name:	David O’Mara
	Title:	General Counsel

[Signature Page to Amendment No. 4 to Term Loan and Security Agreement]